Exhibit 10.1

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of July 3, is entered into by and between CHINA SXT PHARMACEUTICALS INC., a British Virgin Islands business company (“Company”), and [*], a [*] company, its successors and/or assigns (“Investor”). Capitalized terms used but not otherwise defined herein will have the meanings set forth in Section 15.

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, one or more Pre-Paid Purchases, in form substantially similar to that attached hereto as Exhibit A (each, a “Pre-Paid Purchase”), in the aggregate purchase amount of up to $30,000,000.00 (the “Commitment Amount”), for the purchase of Class A ordinary shares with no par value per share, of Company (the “Class A Shares”), upon the terms and subject to the limitations and conditions set forth in such Pre-Paid Purchase.

C. This Agreement, the Pre-Paid Purchases, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

D. For purposes of this Agreement: “Purchase Shares” means all Class A Shares issuable pursuant to the Pre-Paid Purchases; and “Securities” means the Pre-Paid Purchases and the Purchase Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Securities. Subject to the terms and conditions of this Agreement, Company shall issue and sell to Investor, and Investor shall purchase from Company, the Securities, including the Initial Pre-Paid Purchase at the Closing and any additional Pre-Paid Purchases requested by Company and purchased by Investor pursuant to Section 1.6.

1.2. Form of Payment. On the Initial Closing Date (as defined below), Investor shall pay to Company via wire transfer of immediately available funds the Initial Purchase Price (as defined below) against delivery of Pre-Paid Purchase #1 in the original principal amount of $3,150,000.00 (the “Initial Pre-Paid Purchase”).

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 8 and Section 9 below, the date of the issuance and sale of the Initial Pre-Paid Purchase pursuant to this Agreement shall be July 6, 2026 (the “Initial Closing Date” together with the date of each Pre-Paid Purchase Date, the “Closing Dates” or each “Closing Date”).

1.4. Collateral for Pre-Paid Purchases. The Pre-Paid Purchases shall be unsecured.

1.5. Purchase Price. The Initial Pre-Paid Purchase carries an original issue discount of $150,000.00 (“OID”). The OID for the Initial Pre-Paid Purchase will be included in the initial principal balance of the Initial Pre-Paid Purchase. The “Initial Purchase Price”, therefore, shall be $3,000,000.00, computed as follows: $3,150,000.00 initial principal balance, less the OID. The Initial Purchase Price shall constitute the “Purchase Price” for purposes of this Agreement.

1.6. Request for Additional Pre-Paid Purchases. The parties hereby agree that Company may, at its sole and absolute discretion, from time to time during the Commitment Period, subject to the satisfaction of the conditions set forth in Annex I attached hereto, request a Pre-Paid Purchase in an amount no more than the Maximum Purchase Amount and no less than the Minimum Purchase Amount from Investor by providing a written notice of such request to Investor (each, a “Request”). The closing of each Pre-Paid Purchase shall take place on or before the third (3rd) Trading Day (as defined in the Initial Pre-Paid Purchase) following the date of such Request (the date of the closing of each Pre-Paid Purchase shall be referred to as the “Pre-Paid Purchase Date”). Subject to the satisfaction of the conditions set forth in Annex I attached hereto as of such Pre-Paid Purchase Date, Investor shall pay to Company the amount set forth in such Request (which amount shall serve as the purchase price of such Pre-Paid Purchase) in immediately available funds to an account designated by Company in writing on each Pre-Paid Purchase Date immediately following delivery of the applicable fully executed Pre-Paid Purchase in a form substantially similar to the Initial Pre-Paid Purchase except as noted in this Section 1.6. Each Pre-Paid Purchase will be considered a separate instrument with a separate outstanding balance and holding period. The OID for each subsequent Pre-Paid Purchase after the Initial Pre-Paid Purchase will be five percent (5%) of the amount set forth in the applicable Request and each subsequent Pre-Paid Purchase will accrue interest at the rate of seven percent (7%) per annum and payable quarterly beginning on the first such date after the closing date. The investor has the right to include unpaid due interests, as of the conversion date, into that principal amount then being converted on the Purchase Notice. The Floor Price (as defined herein) of each subsequent Pre-Paid Purchase will be $0.20, subject to adjustment for any share split, share dividend, share combination, recapitalization or other similar transaction as set forth in the applicable Pre-Paid Purchase.

2. Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the date hereof and the Closing Date:

2.1. Organization; Authority. Investor is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full right, corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.2. Own Account. Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Investor’s right to sell the Securities in compliance with applicable federal and state securities laws). Investor is acquiring the Securities hereunder in the ordinary course of its business.

2.3. Investor Status. Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

2.4. Experience of Investor. Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

2.5. General Solicitation. Investor is not, to its knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of Investor, any other general solicitation or general advertisement.

2.6. Access to Information. Investor acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and all reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

2.7. No Public Market. Investor is aware that there is currently no public market for the Pre-Paid Purchases, that there is no guarantee that a public market will develop at any time in the future and Investor understands that the Securities are unregistered and may not presently be sold except in accordance with applicable securities laws. Investor understands that the Securities cannot be readily sold or liquidated in case of an emergency or other financial need. Investor further acknowledges and agrees that the Securities must be held indefinitely unless it is subsequently registered under the 1933 Act or an exemption from such registration is available, and Investor has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act as in effect from time to time, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Company and the resale occurring following the required holding period under Rule 144.

2.8. Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, Investor has not, nor has any person acting on behalf of or pursuant to any understanding with Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that Investor first received a term sheet (written or oral) from the Company or any other person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to the other party to this Agreement or to Investor’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). For purposes hereof, “Short Sale” has the meaning provided in Rule 200 promulgated under Regulation SHO under the 1934 Act.

2.9. No Participation in the Management of Business. Investor acknowledges that it does not have any intention to control or participate in the management of the business of Company. Investor hereby agrees that it shall not seek to control or participate in the management of the business of Company. Investor further agrees that it shall not seek to appoint any director of Company or cause any change to the board of directors of Company in any way.

3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a British Virgin Islands business company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Class A Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement and all the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s memorandum and articles of association, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Class A Shares, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders or any investor or lender of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents, except any filing required to be made (a) with the China Securities Regulatory Commission, or (b) under state securities or “blue sky” laws; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis in the previous 12 months or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; (xi) Company has not consummated any financing transaction that has not been disclosed in a Periodic Report filed with the SEC; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, shareholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and reasonable attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xv) neither Investor nor any of its officers, directors, shareholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvi) [Reserved]; (xvii) [Reserved]; (xviii) [Reserved]; (xix) Company agrees that each Pre-Paid Purchase issued hereunder will be deemed to be a security under the 1933 Act for all purposes and agrees not to take a contrary position in any document, statement, setting, or situation; and (xx) Company has elected to be governed by home country rules, such that Nasdaq Listing Rule 5635(d) will not apply to Company, and has notified Nasdaq of its intention to be subject to home country rules in lieu of Nasdaq Listing Rule 5635(d) and has disclosed such election in its Annual Report on Form 20-F.

4. Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days thereafter, Company will remain in good standing with its Principal Market and timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) when issued, the Purchase Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (iii) the Class A Shares will be listed or quoted for trading on Nasdaq; (iv) trading in the Class A Shares will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s Principal Market for a period of more than ten (10) consecutive Trading Days; (v) Company will not make any Restricted Issuance (as defined below) without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; and (vi) Company will not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (a) from entering into a variable rate transaction with Investor or any affiliate of Investor, or (b) from issuing Class A Shares, preferred stock, warrants, convertible notes, Pre-Paid Purchases, other debt securities, or any other Company securities to Investor or any affiliate of Investor. For purposes hereof, the term “Restricted Issuance” means the issuance, incurrence or guaranty of any debt obligations (including any merchant cash advance, account receivable factoring or other similar agreement), other than trade payables in the ordinary course of business, or the issuance of any securities that (1) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Class A Shares; (2) are or may become convertible into Class A Shares (including without limitation convertible debt, warrants or convertible preferred shares), with a conversion price that varies with the market price of the Class A Shares, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; (3) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (A) due to a change in the market price of Company’s Class A Shares since the date of the initial issuance or (B) upon the occurrence of specified or contingent events directly or indirectly related to the business of Company (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or such debt security contains a fixed conversion price with a provision to increase the outstanding balance upon a breach or default; or (4) are issued or will be issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. For the avoidance of doubt, Class A Shares issued pursuant to any of the following will not be considered Restricted Issuances: (i) At-the-market offering facilities; (ii) primary offerings without variable price mechanics, other than variable priced warrants that have no provision that will increase the number of warrant shares issued at closing or increase the number of shares issuable under each warrant to a ratio of more than 1:1; (iii) stock issuances to non-US persons; and (iv) the issuance of Class A Shares in conjunction with acquisitions provided that such issuances do not cause a change of control or have variable price mechanisms.

5. Additional Covenants. Company covenants with Investor as follows, which covenants are for the benefit of Investor during the Commitment Period:

5.1. Registration Statement.

(a) The Registration Statement. Within forty-five (45) days of Closing, in accordance with the provisions of the 1933 Act and the rules and regulations thereunder, Company will file a registration statement on Form F-3 or if such form is not available, on Form F-1 (the “Initial Registration Statement”) registering the resale of the Purchase Shares, and any other Class A Shares issuable pursuant to this Agreement or the Pre-Paid Purchases, including a base prospectus, with respect to the issuance and sale of securities by Company, including Class A Shares, which contains, among other things a Plan of Distribution section disclosing the methods by which Investor may sell the Class A Shares. Except where the context otherwise requires, the Initial Registration Statement, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC pursuant to Rule 424(b) (a “Prospectus”) under the 1933 Act or deemed to be a part of the Initial Registration Statement pursuant to Rule 430B of the 1933 Act, is herein called the “Registration Statement.” Company covenants to file one or more Registration Statements as necessary to have sufficient Class A Shares registered at all times to accommodate the full Commitment Amount. Following effectiveness of the Initial Registration Statement, Company will use reasonable best efforts to maintain the effectiveness of the Initial Registration Statement, or any subsequent Registration Statements, at all times Investor owns any of the Securities.

(b) Initial Disclosure. Within four (4) business days after the execution of the Initial Pre-Paid Purchase, Company shall file with the SEC a current report on Form 6-K or such other appropriate form as determined by counsel to Company (the “Current Report”), relating to the transactions contemplated by this Agreement disclosing all information relating to the transaction contemplated hereby required to be disclosed therein.

(c) Amendments and Other Filings. Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, and (ii) all Periodic Reports as may be necessary to keep such Registration Statement effective at all times during the Commitment Period.

(d) Blue-Sky. To the extent legally required, Company shall use its commercially reasonable efforts to, if required by Applicable Laws, (i) register and qualify the Class A Shares covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as Investor reasonably requests, (ii) prepare and file in those jurisdictions such amendments and supplements as may be necessary to maintain the effectiveness thereof during the Commitment Period, and (iii) take such other actions as may be reasonably necessary or advisable to permit the issuance of the Purchase Shares pursuant to the Transaction Documents in compliance with applicable securities laws. Company shall promptly notify Investor of the receipt by Company of any notification with respect to the suspension of the qualification of any Purchase Shares for issuance or sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

5.2. Listing of Class A Shares. As of each Purchase Notice Date, Company will use its commercially reasonable efforts to cause the Purchase Shares to be listed on the Principal Market.

5.3. Notice of Certain Events Affecting Offering Documents; Suspension of Right to Request a Pre-Paid Purchase. Company will promptly notify Investor, and confirm in writing, upon becoming aware of the occurrence of any of the following events: (i) receipt of any request by the SEC for additional information relating to the Registration Statement or any Prospectus Supplement; (ii) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) the occurrence of any event that makes any statement made in the Registration Statement, any Prospectus Supplement or any document incorporated therein by reference untrue in any material respect or that requires the making of any changes therein so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iv) Company’s reasonable determination that any amendment or supplement to the Registration Statement or any Prospectus Supplement is necessary in connection with any issuance of Purchase Shares under the Transaction Documents. Company shall not request any additional Pre-Paid Purchase during the continuation of any of the foregoing events (each, a “Material Outside Event”). Company shall use reasonable best efforts to cure any Material Outside Event within ten (10) Trading Days.

5.4. Market Activities. Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the manipulation of the price of any security of Company under Regulation M of the 1934 Act.

5.5. No Frustration. Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of Company to deliver the Purchase Shares to Investor pursuant to a Purchase Notice.

5.6. Material Non-Public Information. From and after the filing of the Current Report with the SEC, Company shall have publicly disclosed all material, non-public information delivered to Investor (or Investor’s representatives or agents) by Company or any of its subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with Company and any of its subsidiaries.  Company understands and confirms that Investor will rely on the foregoing representations in effecting resales of Purchase Shares under the Registration Statement. Company covenants and agrees that, other than with Investor’s prior consent, it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the 1933 Act, the 1934 Act, or the rules and regulations of the SEC) to Investor without also disseminating such information to the public within a reasonable time period thereafter, unless prior to disclosure of such information Company identifies such information as being material non-public information and provides Investor with the opportunity to accept or refuse to accept such material non-public information for review.

6. Indemnification.

6.1. Indemnification by Company. In consideration of Investor’s execution and delivery of this Agreement and acquiring the Pre-Paid Purchases hereunder, and in addition to all of Company’s other obligations under this Agreement, Company shall defend, protect, indemnify and hold harmless Investor and its officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls Investor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus Supplement, any related prospectus or any document incorporated therein by reference, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Company by or on behalf of Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by Company may be unenforceable under Applicable Laws, Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

6.2. Indemnification by Investor. In consideration of Company’s execution and delivery of this Agreement, and in addition to all of Investor’s other obligations under this Agreement, Investor shall defend, protect, indemnify and hold harmless Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any related prospectus or any document incorporated therein by reference, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Investor will only be liable for written information relating to Investor furnished to Company by or on behalf of Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Investor by or on behalf of Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by Investor; or (c) any breach of any covenant, agreement or obligation of Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by Investor. To the extent that the foregoing undertaking by Investor may be unenforceable under Applicable Laws, Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

6.3. Notice of Claims. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Section 6 except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

7. Termination. So long as no Pre-Paid Purchases are outstanding and Investor owns no Purchase Shares, Company will have the right to terminate this Agreement upon five (5) days’ prior written notice to Investor.

8. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Initial Pre-Paid Purchase to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

8.1. Investor shall have executed this Agreement and the Initial Pre-Paid Purchase and delivered the same to Company.

8.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

8.3. The representations and warranties of Investor contained herein (or, to the extent representations or warranties are qualified by materiality, in all aspects) are accurate in all material aspects on the Closing Date (unless as of a specific date therein in which case they shall be accurate in all material aspects as of such date).

8.4. All obligations, covenants and agreements of Investor required to be performed at or prior to the Closing Date shall have been performed.

9. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Initial Pre-Paid Purchase at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

9.1. Company shall have executed this Agreement and the Initial Pre-Paid Purchase and delivered the same to Investor.

9.2. Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Exhibit B acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

9.3. Company shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit C evidencing Company’s approval of the Transaction Documents.

9.4. Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit D to be delivered to the Transfer Agent.

9.5. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

10. Reservation of Shares. Company shall at all times during the Commitment Period reserve and keep available out of its authorized and unissued Class A Shares such number of Class A Shares as may be reasonably necessary to permit the issuance of all Purchase Shares issuable pursuant to the Transaction Documents, based on the then-current Outstanding Balance of all Pre-Paid Purchases and the applicable Purchase Share Purchase Price. Company shall use commercially reasonable efforts to cause its transfer agent to issue Purchase Shares promptly upon Investor’s delivery of a valid Purchase Notice in accordance with the applicable Pre-Paid Purchase.

11. [Reserved].

12. [Reserved].

13. No Shorting. During the Commitment Period, neither Investor nor any of its subsidiaries, directors, officers, employees or other affiliates has or will directly or indirectly engage in any open market Short Sales of Class A Shares; provided, however, that unless and until Company has affirmatively demonstrated by the use of specific evidence that Investor is engaging in open market Short Sales, Investor shall be assumed to be in compliance with the provisions of this Section 13 and Company shall remain fully obligated to fulfill all of its obligations under the Transaction Documents; and provided, further, that (A) Company shall under no circumstances be entitled to request or demand that Investor either (1) provide trading or other records of Investor or of any party or (2) affirmatively demonstrate that Investor or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to Company’s fulfillment of its obligations under any of the Transaction Documents, (B) Company shall not assert Investor’s or any other party’s failure to demonstrate such absence of such Short Sales or provide any trading or other records of Investor or any other party as all or part of a defense to any breach of Company’s obligations under any of the Transaction Documents, and (C) Company shall have no setoff right with respect to any such Short Sales. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of a Purchase Notice of such number of Class A Shares reasonably expected to be purchased under a Purchase Notice shall not be deemed a Short Sale.

14. OFAC; Patriot Act.

14.1. OFAC Certification. Company certifies that (i) it is not acting on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department, through its Office of Foreign Assets Control (“OFAC”) or otherwise, as a terrorist, “Specially Designated Nation”, “Blocked Person”, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by OFAC or another department of the United States government, and (ii) Company is not engaged in this transaction on behalf of, or instigating or facilitating this transaction on behalf of, any such person, group, entity or nation.

14.2. Foreign Corrupt Practices. Neither Company, nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of Company or any subsidiary has, in the course of his actions for, or on behalf of, Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

14.3. Patriot Act. Company shall not (i) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the OFAC) that prohibits or limits Investor from making any advance or extension of credit to Company or from otherwise conducting business with Company, or (ii) fail to provide documentary and other evidence of Company’s identity as may be requested by Investor at any time to enable Investor to verify Company’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. Company shall comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon Investor’s request from time to time, Company shall certify in writing to Investor that Company’s representations, warranties and obligations under this Section 14.3 remain true and correct and have not been breached. Company shall immediately notify Investor in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Company has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Company shall comply with all requirements of law and directives of governmental authorities and, at Investor’s request, provide to Investor copies of all notices, reports and other communications exchanged with, or received from, governmental authorities relating to such an event. Company shall also reimburse Investor any expense reasonably incurred by Investor in evaluating the effect of such an event on the Pre-Paid Purchases contemplated hereby, in obtaining any necessary license from governmental authorities as may be necessary for Investor to enforce its rights under the Transaction Documents, and in complying with all requirements of law applicable to Investor as the result of the existence of such an event and for any penalties or fines imposed upon Investor as a result thereof.

15. Certain Definitions.

15.1. “Applicable Laws” means all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any sanctions laws.

15.2. “Change of Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of Company’s securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of Company, or would otherwise have the power to control Company or to direct the operations of Company.

15.3. “Commitment Period” means the period beginning on the Initial Closing Date and ending on the earlier of: (i) the date that is two (2) years from the Initial Closing Date, (ii) the date Company has received aggregate purchase proceeds of $30,000,000.00 from the sale of Pre-Paid Purchases hereunder; and (iii) termination of this Agreement. Notwithstanding the foregoing, in the event that a definitive agreement that contemplates a Change of Control is entered into after the Closing, the Commitment Period for any Pre-Paid Purchases shall automatically terminate immediately prior to the consummation of such Change of Control. Company may waive this condition subsequent, at its sole discretion. For the avoidance of doubt, the termination of the Commitment Period will not affect Company’s obligations with respect to Pre-Paid Purchases issued prior to the termination of the Commitment Period.

15.4. “Maximum Purchase Amount” means, with respect to any Request, the lesser of (i) $3,000,000.00 and (ii) the unused portion of the Commitment Amount.

15.5. “Minimum Purchase Amount” means $250,000.00.

15.6. “Nasdaq Minimum Price” means the Minimum Price as defined under Nasdaq Rule 5635(d).

15.7. “Periodic Reports” shall mean Company’s (i) annual reports on Form 20-F, (ii) current reports on Form 6-K, and (iii) all other reports, required to be filed by Company with the SEC under applicable laws and regulations (including, without limitation, Regulation S-K); provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations.

15.8. “Pre-Paid Purchase Outstanding Balance” means the aggregate outstanding balance of all outstanding Pre-Paid Purchases. The Pre-Paid Purchase Outstanding Balance will be deemed equal to zero upon Company’s delivery to Investor of the underlying Purchase Shares pursuant to the final Purchase Notice that reduces the Pre-Paid Purchase Outstanding Balance to zero.

15.9. “Principal Market” means the Nasdaq; provided however, that in the event Company’s Class A Shares are ever listed or traded on the New York Stock Exchange, or the NYSE American, then the “Principal Market” shall mean such other market or exchange on which Company’s Class A Shares are then listed or traded.

15.10. “Purchase Notice” means a written notice in the form of Exhibit A to the Pre-Paid Purchase delivered by Investor to Company requiring Company to sell Purchase Shares to Investor.

15.11. “Purchase Notice Date” means each date Investor delivers to Company a Purchase Notice.

16. Miscellaneous. The provisions set forth in this Section 16 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 16 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

16.1. [Reserved].

16.2. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, New York, New York for the adjudication of any dispute arising out of or relating to this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

16.3. Specific Performance. Each party acknowledges and agrees that the other party may suffer irreparable harm if such party fails to perform any material provision of this Agreement or any other Transaction Document in accordance with its specific terms. Accordingly, each party shall be entitled to seek injunctive relief or specific performance to prevent or cure breaches of this Agreement or any other Transaction Document, in addition to any other remedy available at law or in equity.

16.4. Calculation Disputes. In the case of a dispute as to any determination or arithmetic calculation under the Transaction Documents, including, without limitation, the Outstanding Balance, Purchase Share Purchase Price, VWAP or the number of Purchase Shares, the parties shall negotiate in good faith to resolve such dispute. If the parties are unable to resolve such dispute within two (2) Trading Days, either party may submit the disputed calculation to an independent, reputable accounting firm or investment bank mutually agreed by the parties. The determination of such independent firm shall be binding upon the parties absent manifest error, and the fees and expenses of such firm shall be borne by the party whose calculation is furthest from the determination made by such firm, or as otherwise determined by such firm.

16.5. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.6. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

16.7. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

16.8. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

16.9. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

16.10. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); (iii) the earlier of the date delivered or the fifth Trading Day after deposit, postage Pre-Paid, in the United States Postal Service by certified mail, or (iv) the earlier of the date delivered or the third Trading Day after mailing by U.S. nationally recognized overnight courier service, with delivery costs and fees Pre-Paid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

China SXT Pharmaceuticals Inc.

Attn: Feng Zhou

178 Taidong Rd North, Taizhou, Jiangsu, China

Email: fzhou@sxtchina.com

With a copy to (which copy shall not constitute notice):

Loeb & Loeb LLP

Attention: Lawrence Venick

Email: lvenick@loeb.com

If to Investor:

[*]

[*]

Email: [*]

16.11. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Except as set forth above, neither Investor nor Company may assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of the other party, and any such attempted assignment or delegation shall be null and void.

16.12. Survival. The representations and warranties of Company and Investor and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor or Company. Company and Investor each agrees to indemnify and hold harmless the other party and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the other party of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

16.13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

16.14. Investor’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient.

16.15. Attorneys’ Fees and Cost of Collection. In the event any suit, action or arbitration is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) any Pre-Paid Purchase is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Pre-Paid Purchases or to enforce the provisions of the Pre-Paid Purchases, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Pre-Paid Purchases; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees, expenses, deposition costs, and disbursements.

16.16. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

16.17. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

16.18. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

16.19. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

[*]

By:
[*]

COMPANY:

CHINA SXT PHARMACEUTICALS INC.

By:
Feng Zhou, Co-Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

ATTACHED EXHIBITS:

Exhibit A	Initial Pre-Paid Purchase

Exhibit B	Irrevocable Transfer Agent Instructions

Exhibit C	Officer’s Certificate

Exhibit D	Share Issuance Resolution

annex I

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATION TO PURCHASE A PRE-PAID PURCHASE

The obligation of Investor to purchase from Company a Pre-Paid Purchase hereunder on each Pre-Paid Purchase Date is subject to the satisfaction, as of the date of each Request for a Pre-Paid Purchase and each Pre-Paid Purchase Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion by providing Company with prior written notice thereof:

(a)	Company shall have duly executed and delivered to Investor the applicable Pre-Paid Purchase and any other Transaction Documents required to be delivered in connection with the applicable Pre-Paid Purchase.

(b)	There shall be an effective Registration Statement and, to the extent required under applicable securities laws, an applicable Prospectus Supplement shall have been filed and shall remain usable for the resale of the Purchase Shares issuable pursuant to the applicable Pre-Paid Purchase.

(c)	No Material Outside Event shall have occurred and be continuing.

(d)	Company shall be in compliance in all material respects with the share reservation requirements set forth in Section 10 of the Agreement, and sufficient Class A Shares shall remain authorized, reserved and available for issuance under the Transaction Documents to permit the issuance of the Purchase Shares issuable pursuant to the applicable Pre-Paid Purchase.

(e)	The Purchase Shares issuable pursuant to the applicable Pre-Paid Purchase shall have been duly authorized by all necessary corporate action of Company.

(f)	Each representation and warranty of Company contained in the Transaction Documents shall be true and correct in all material respects as of the applicable Pre-Paid Purchase Date, except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date.

(g)	Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions set forth in the Transaction Documents required to be performed, satisfied or complied with by Company at or prior to the applicable Pre-Paid Purchase Date.

(h)	Trading in the Class A Shares shall not have been suspended by the SEC or the Principal Market, and Company shall not have received any final and non-appealable notice that the listing or quotation of the Class A Shares on the Principal Market shall be terminated on a date certain.

(i)	Company shall have obtained all governmental, regulatory, stock exchange or third-party consents and approvals, if any, necessary for the issuance and sale of the Purchase Shares pursuant to the applicable Pre-Paid Purchase.

(j)	No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental entity of competent jurisdiction that prohibits the consummation of the transactions contemplated by the applicable Pre-Paid Purchase.

(k)	Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a material adverse effect, and no Event of Default shall have occurred and be continuing.

(l)	Company shall have notified the Principal Market of the issuance of the Purchase Shares under the applicable Pre-Paid Purchase, to the extent required by the Principal Market’s customary process for the listing of additional shares.

(m)	Company shall have delivered to Investor such other documents, instruments or certificates relating to the applicable Pre-Paid Purchase as Investor or its counsel may reasonably request.

Exhibit A

PRE-PAID PURCHASE #1

July 6, 2026	U.S. $3,150,000.00

FOR VALUE RECEIVED, CHINA SXT PHARMACEUTICALS INC., a British Virgin Islands business company (“Company”), promises to pay to [*], a [*] company, or its successors or assigns (“Investor”), $3,150,000.00 and any interest, fees, charges, and late fees accrued hereunder in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of seven percent (7%) per annum simple interest from the Purchase Price Date until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, and shall be payable in accordance with the terms of this Pre-Paid Purchase #1 (this “Pre-Paid Purchase”), which is issued and made effective as of the date set forth above (the “Effective Date”). This Pre-Paid Purchase is issued pursuant to that certain Securities Purchase Agreement dated July 3, 2026, as the same may be amended from time to time, by and between Company and Investor (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Pre-Paid Purchase carries an original issue discount of $150,000.00 (“OID”). The OID is included in the initial principal balance of this Pre-Paid Purchase and is deemed to be fully earned and non-refundable as of the Purchase Price Date. The Initial Purchase Price (as defined in the Purchase Agreement) shall be payable as set forth in the Purchase Agreement.

1. Payment; Prepayment.

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America, as provided for herein, and delivered to Investor at the address or bank account furnished to Company for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Notwithstanding the foregoing, with three (3) Trading Days’ prior written notice, the Company may prepay all or any portion of the Outstanding Balance (less such portion of the Outstanding Balance for which Company has received a Purchase Notice (as defined below) from Investor where the applicable Purchase Shares (as defined below) have not yet been delivered). For the avoidance of doubt, during the three (3) Trading Day prepayment notice period, Investor shall retain the right to submit Purchase Notices, if applicable. If Company exercises its right to prepay this Pre-Paid Purchase, Company shall make payment to Investor of an amount in cash equal to 120% multiplied by the portion of the Outstanding Balance Company elects to prepay. Company will lose the right to prepay this Pre-Paid Purchase if: (a) an Event of Default (as defined below) occurs hereunder; or (b) Company elects to prepay this Pre-Paid Purchase and fails to do so on the date set forth in the prepayment notice sent to Investor.

1.3. [Reserved].

2. Security. This Pre-Paid Purchase is unsecured.

3. Investor Purchases

3.1. Purchases; Mechanics. Upon the terms and subject to the conditions of this Pre-Paid Purchase, Investor, at its sole discretion, shall have the right, but not the obligation, to purchase from Company, and Company shall issue and sell to Investor, Purchase Shares by the delivery to Company of Purchase Notices as provided herein.

(a) Purchase Notice. At any time following the earlier of (i) six (6) months from the Purchase Price Date and (ii) the date on which the Shelf Registration Statement is effective and any required Prospectus Supplement is available for the issuance of Purchase Shares pursuant to this Pre-Paid Purchase (the “Purchase Start Date”), Investor may, by providing written notice to Company in the form set forth on Exhibit A attached hereto (each, a “Purchase Notice”), require Company to issue and sell Purchase Shares to Investor, in accordance with the following provisions:

(i) Investor shall, in each Purchase Notice, indicate the portion of the Outstanding Balance that Investor elects to apply to the purchase of Purchase Shares pursuant to this Pre-Paid Purchase (each, a “Purchase”, and such amount, the “Purchase Amount”), in its sole discretion, and the timing of delivery; provided that the Purchase Amount shall not exceed the Outstanding Balance, or result in Investor exceeding the Maximum Percentage (as defined below).

(ii) Each Purchase Notice shall be delivered to Company in accordance with the notice provisions set forth in the Purchase Agreement.

(iii) Each Purchase Notice shall set forth the Purchase Amount, the Purchase Share Purchase Price, the number of Purchase Shares to be issued by Company and purchased by Investor, and the remaining Outstanding Balance following the Closing (as defined below) of the Purchase.

(iv) Any Purchase Shares issued hereunder must be issued free trading to Investor pursuant to: (1) the Shelf Registration Statement and any applicable Prospectus Supplement, to the extent required under applicable securities laws; or (2) an applicable exemption from registration (e.g., Rule 144).

(b) Ownership Limitation. Notwithstanding anything to the contrary contained in this Pre-Paid Purchase or the other Transaction Documents (as defined in the Purchase Agreement), Company shall not effect any issuance of Purchase Shares pursuant to this Pre-Paid Purchase to the extent that after giving effect to such issuance would cause Investor (together with its affiliates) to beneficially own a number of Class A Shares exceeding 9.99% of the number of Class A Shares outstanding on such date (including for such purpose the Class A Shares issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Class A Shares will be determined pursuant to Section 13(d) of the 1934 Act (as defined in the Purchase Agreement). The Maximum Percentage is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Investor.

3.2. Closings. The closing of each purchase and sale of Purchase Shares (each, a “Closing”) shall take place in accordance with the procedures set forth below:

(a) Promptly after receipt of a Purchase Notice with respect to each Purchase (and, in any event, not later than two (2) Trading Days after such receipt), Company will, or will cause its transfer agent to, electronically transfer such number of Purchase Shares to be purchased by Investor (as set forth in the Purchase Notice) by crediting Investor’s account or its designee’s account at DTC through its DWAC system or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to Investor that such share transfer has been requested. Promptly upon receipt of such notification, Investor shall pay to Company the aggregate purchase price for the Purchase Shares (as set forth in the Purchase Notice) by offsetting the Purchase Amount against an equal amount outstanding under this Pre-Paid Purchase (first towards accrued and unpaid interest, if any, and then towards outstanding principal as shown in such Purchase Notice). No fractional shares shall be issued, and any fractional amounts shall be rounded to the nearest whole number of shares. To facilitate the transfer of the Purchase Shares by Investor, the Purchase Shares will not bear any restrictive legends so long as there is an effective Shelf Registration Statement and any applicable Prospectus Supplement required for the issuance or resale of such Purchase Shares, or an available exemption from registration covering such Purchase Shares (it being understood and agreed by Investor that notwithstanding the lack of restrictive legends, Investor may only sell such Purchase Shares in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements)).

(b) In connection with each Closing, each of Company and Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Pre-Paid Purchase in order to implement and effect the transactions contemplated herein.

3.3. Adjustment for Share Splits and Similar Events. If Company, at any time while this Pre-Paid Purchase is outstanding, subdivides its outstanding Class A Shares into a greater number of shares, or combines its outstanding Class A Shares into a smaller number of shares, or effects any share dividend, recapitalization or other similar transaction, then the Floor Price and all share and price references used in calculating the Purchase Share Purchase Price shall be proportionately adjusted to reflect such event.

4. Events of Default and Remedies.

4.1. Event of Default. The following are events of default under this Pre-Paid Purchase (each, an “Event of Default”): (a) Company fails to pay any amount when due and payable hereunder; (b) Company fails to deliver any Purchase Shares in accordance with the terms hereof; (c) Company materially breaches any covenant, agreement or obligation contained in this Pre-Paid Purchase or any other Transaction Document and such breach remains uncured for five (5) Trading Days after written notice from Investor; (d) any representation or warranty made by Company in this Pre-Paid Purchase or any other Transaction Document is false or misleading in any material respect when made; (e) Company becomes insolvent, makes an assignment for the benefit of creditors, commences a bankruptcy or similar proceeding, or has a bankruptcy or similar proceeding commenced against it that is not dismissed within sixty (60) days; (f) the occurrence of a Fundamental Transaction without Investor’s prior written consent, unless all outstanding Pre-Paid Purchases are repaid in full upon consummation of such Fundamental Transaction; and (g) trading in the Class A Shares is suspended from the Principal Market for more than five (5) consecutive Trading Days.

4.2. Default Remedies. At any time following the occurrence and during the continuance of an Event of Default, Investor may accelerate this Pre-Paid Purchase by written notice to Company, whereupon the Outstanding Balance shall become immediately due and payable in cash at the Mandatory Default Amount. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the Outstanding Balance at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted under applicable law. Nothing herein shall limit Investor’s right to pursue any other remedies available to it under the Transaction Documents, at law or in equity, including specific performance with respect to Company’s failure to timely deliver Purchase Shares pursuant to a valid Purchase Notice.

5. Unconditional Obligation; No Offset. Company acknowledges that this Pre-Paid Purchase is an unconditional, valid, binding and enforceable obligation of Company not subject to offset, deduction or counterclaim of any kind. Company hereby waives any rights of offset it now has or may have hereafter against Investor, its successors and assigns, and agrees to make the payments or Purchases called for herein in accordance with the terms of this Pre-Paid Purchase.

6. Waiver. No waiver of any provision of this Pre-Paid Purchase shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Opinion of Counsel. In the event that an opinion of counsel is needed for Purchases under this Pre-Paid Purchase, Investor has the right to have any such opinion provided by its counsel.

8. Governing Law; Venue. This Pre-Paid Purchase shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Pre-Paid Purchase shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

9. [Reserved].

10. Cancellation. After repayment of the entire Outstanding Balance, this Pre-Paid Purchase shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

11. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Pre-Paid Purchase.

12. Assignments. Company may not assign this Pre-Paid Purchase without the prior written consent of Investor. This Pre-Paid Purchase and any Purchase Shares issued upon Purchase of this Pre-Paid Purchase may be offered, sold, assigned or transferred by Investor without the consent of Company.

13. Notices. Whenever notice is required to be given under this Pre-Paid Purchase, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

14. Liquidated Damages. Investor and Company agree that in the event Company fails to comply with any of the terms or provisions of this Pre-Paid Purchase, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Investor and Company agree that any fees, balance adjustments, Default Interest or other charges assessed under this Pre-Paid Purchase are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Investor’s and Company’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). Therefore, no additional penalty claims, lost profits or liquidated damages shall be claimed in excess of agreed liquidated damage amounts under this Pre-Paid Purchase.

15. Severability. If any part of this Pre-Paid Purchase is construed to be in violation of any law, such part shall be modified to achieve the objective of Company and Investor to the fullest extent permitted by law and the balance of this Pre-Paid Purchase shall remain in full force and effect.

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IN WITNESS WHEREOF, Company has caused this Pre-Paid Purchase to be duly executed as of the Effective Date.

COMPANY:

CHINA SXT PHARMACEUTICALS INC.

By:
Feng Zhou, Co-Chief Executive Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

INVESTOR:

[*]

By:
[*]

ATTACHMENT 1

DEFINITIONS

For purposes of this Pre-Paid Purchase, the following terms shall have the following meanings:

A1. “Class A Shares” means Company’s Class A ordinary shares, no par value per share.

A2. “DTC” means the Depository Trust Company or any successor thereto.

A3. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A4. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A5. “DWAC Eligible” means that (a) Company’s Class A Shares are eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Company has been approved (without revocation) by DTC’s underwriting department; (c) Company’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Purchase Shares are otherwise eligible for delivery via DWAC; and (e) Company’s transfer agent does not have a policy prohibiting or limiting delivery of the Purchase Shares via DWAC.

A6. “Default Effect” means multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by ten percent (10%) and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Pre-Paid Purchase as of the date the applicable Event of Default occurred.

A7. “Floor Price” means $0.20, subject to adjustment for any share split, share dividend, share combination, recapitalization or other similar transaction.

A8. “Fundamental Transaction” means that (a) (i) Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into any other person or entity where Company or the subsidiary is not the surviving entity or would result in a change of control of such entity, (ii) Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, (iii) Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Company (not including any shares of voting stock of Company held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), (iv) Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Company (not including any shares of voting stock of Company held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), (v) Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Class A Shares, other than an increase in the number of authorized shares of Company’s Class A Shares or share split, (vi) Company transfers any material asset to any non-consolidated subsidiary, affiliate, person or entity under common ownership or control with Company, or (vii) Company pays or makes any monetary or non-monetary dividend or distribution to its shareholders; or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate voting power represented by issued and outstanding voting stock of Company. For the avoidance of doubt, Company or any of the subsidiaries entering into a definitive agreement that contemplates a Fundamental Transaction will be deemed to be a Fundamental Transaction unless such agreement contains a closing condition that this Pre-Paid Purchase is repaid in full upon consummation of the transaction. For the avoidance of doubt, a business acquisition by the Company or its subsidiaries will not be considered a Fundamental Transaction so long as such acquisition does not result in such seller obtaining 50% or more of the aggregate voting power represented by issued and outstanding voting stock of Company.

A9. “Mandatory Default Amount” means the Outstanding Balance following the application of the Default Effect.

A10. [Reserved].

A11. “Outstanding Balance” means as of any date of determination, the initial principal amount, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Purchases, offset, or otherwise, accrued but unpaid interest, collection and enforcements costs (including reasonable attorneys’ fees) incurred by Investor, transfer, stamp, issuance and similar taxes and fees related to Purchases, and any other fees or charges incurred under this Pre-Paid Purchase.

A12. “Purchase Notice Date” means the date on the applicable Purchase Notice delivered by Investor to Company.

A13. “Purchase Price Date” means the date the Initial Purchase Price is delivered by Investor to Company.

A14. “Purchase Shares” means Class A Shares purchased pursuant to this Pre-Paid Purchase.

A15. “Purchase Share Purchase Price” means the lower of: (A) the market closing price of the Shares on the Principal Trading Market on the date upon signing this SPA, multiplied by 50%, and (B) the lowest market closing price of the Shares on the Principal Trading Market during the One hundred and Eighty (180) trading days immediately preceding the date of the applicable Purchase Notice Date, multiplied by 50%, in each case rounded down to the nearest two (2) decimal places and subject to adjustment in the event of a stock split, stock dividend, recapitalization, or similar transaction,

A16. “Trading Day” means any day on which Company’s principal market is open for trading.

A17. “VWAP” means the volume weighted average price of the Class A Shares on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

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EXHIBIT A

PURCHASE NOTICE

On behalf of [*] (“Investor”), the undersigned hereby certifies, with respect to the purchase of Class A Shares of China SXT Pharmaceuticals Inc. (“Company”) issuable in connection with this Purchase Notice, delivered pursuant to that certain Pre-Paid Purchase #[ ] dated as of [Date] (as amended and supplemented from time to time), as follows:

A.	Purchase Notice Date: ____________

B.	Purchase Amount: ____________

C.	Purchase Share Purchase Price: ____________

D.	Number of Purchase Shares Due to Investor: ____________________

E.	Outstanding Balance Following Purchase: ____________

INVESTOR’S BROKER’S DTC PARTICIPANT #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

CONTACT PERSON:

NUMBER AND/OR EMAIL:

INVESTOR:

[*]

By:

EXHIBIT C

OFFICER’S CERTIFICATE

The undersigned, the duly qualified and appointed Chief Executive Officer of China SXT Pharmaceuticals, Inc., a business company with liability limited by shares that was incorporated under the laws of the British Virgin Islands (the “ Company ”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 9.3 of the Securities Purchase Agreement, dated as of July 3, 2026 (the “SPA”), between the Company and the investors named therein, that:

(i)	the representations and warranties of the Company in Section 3 of the SPA (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the SPA at or prior to the date hereof;

(iii)	as of the date hereof, (A) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading for clauses (A) and (B) above, respectively, to be true and correct;

(iv)	no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

(v)	there has been no Material Adverse Change since the date as of which information is given in the Prospectus, as amended or supplemented;

(vi)	the Company has publicly disclosed all material, non-public information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the Company and any of its subsidiaries, in accordance with Section 5.6 of the SPA;

(vii)	the aggregate offering price of the Pre-Paid Purchases and Purchase Shares that may be issued and sold pursuant to the SPA have been duly authorized by the Company’s board of directors or a duly authorized committee thereof; and

(viii)	the execution and delivery of the SPA by the Company, and the consummation by the Company of the transactions contemplated thereby and the performance by the Company of its obligations thereunder, do not and will not conflict with, result in any breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or constitute a default under) any agreement filed as an exhibit to the Registration Statement or incorporated by reference therein, or give rise to any right of termination or acceleration or result in the creation of any lien, encumbrance or security interest upon any property or assets of the Company.

Terms used herein and not defined herein have the meanings ascribed to them in the SPA.

CHINA SXT PHARMACEUTICALS, INC.

By:
Name:	Feng Zhou
Title:	Chief Executive Officer